Exhibit 5.1

Boston  Brussels  Chicago  Düsseldorf  London  Los Angeles  Miami  Milan

Munich  New York  Orange County  Rome  San Diego  Silicon Valley  Washington, D.C.

June 9, 2005

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, MI 48304

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Oakmont Acquisition Corp. (the “Company”), a Delaware corporation, in connection with the preparation of that certain Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (“Act”), covering (i) 8,000,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and two warrants, each to purchase one share of the Company’s Common Stock (the “Warrants”); (ii) up to 1,200,000 Units (the “Over-Allotment Units”) which the underwriters will have a right to purchase from the Company to cover over-allotments, if any; (iii) up to 800,000 Units (the “Purchase Option Units”) which Morgan Joseph & Co. Inc. will have the right to purchase under a purchase option (the “Purchase Option”) for its own account or that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units; and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures including indorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

Based upon the foregoing, we are of the opinion that the Units, the Over-Allotment Units, the Purchase Option Units, the Warrants and the Common Stock referred to in the first paragraph hereof, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non assessable.

U.S. practice conducted through McDermott Will & Emery LLP

50 Rockefeller Plaza  New York, New York 10020-1605    Telephone: 212.547.5400    Facsimile: 212.547.5444    www.mwe.com

Oakmont Acquisition Corp.

June 9, 2005

We are further of the opinion that each of the Warrants and the Purchase Option constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

Members of our Firm are admitted to the Bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us in the prospectus forming a part of the Registration Statement under caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP